PEERLESS SYSTEMS CORPORATION

For Immediate Release:

Contacts: Peerless Systems Corporation: William R. Neil Chief Financial Officer (310) 536-0908 ex 3146

Peerless Systems Announces Results for the Second Quarter of Fiscal 2011

EL SEGUNDO, Calif., September 14, 2010 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking technologies to the digital document market, today reported financial results for the second quarter of fiscal 2011, which ended on July 31, 2010.

Second quarter revenues were $0.8 million, versus $2.1 million in the second quarter a year ago. Product licensing revenue was $0.7 million, compared with $1.9 million in the second quarter of fiscal 2010.  Engineering services and maintenance revenue was $30,000 and $179,000 in the second quarters of fiscal 2011 and 2010, respectively. Peerless experienced a decline in licensing revenues because no new block licenses were signed during the second quarter of fiscal year 2011 versus the $1.0 million block signed during the second quarter of fiscal year 2010.

Second quarter gross margin was 61%, compared with 65% in the second quarter of fiscal 2010.  Peerless reported net loss of $0.1 million, or $(0.01) per basic share, in the second quarter of fiscal 2011, versus a net income of $2.0 million, or 0.12 per basic share, in the second quarter of fiscal 2010.

Peerless ended the second quarter with cash and cash equivalents of $54.7 million, compared with $55.6 million at the end of the first quarter.  Cash and cash equivalents decreased by $0.9 million, the decrease is mainly the result of an estimated tax payment of approximately $1.0 million paid during the second quarter of fiscal year 2011.

About Peerless Systems Corporation
Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets.  Since the completion of the sale, Peerless has been focused on delivering value to its stockholders by seeking acquisitions and maximizing the value of its historical licensing business.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to find one or more suitable investment opportunities and to successfully complete any such investment, the Company’s current licensing business and the effects of the Company’s downsizing.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2010 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

Results (in thousands) are as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
Revenues	$759	$2,120	$1,675	$3,017
Cost of revenues	293	738	452	(1,541)
Gross margin	466	1,382	1,223	4,558
Operating expenses	736	(2,720)	1,832	(1,955)
Other income, net	48	101	5,949	216
Income (loss) before income taxes	(222)	4,203	5,340	6,729
Provision (benefit) for income taxes	(91)	2,204	2,124	3,215
Net income (loss)	$(131)	$1,999	$3,216	$3,514
Basic earnings (loss) per share	$(0.01)	$0.12	$0.20	$0.2094
Diluted earnings (loss) per share	$(0.01)	$0.12	$0.20	$0.20787
Weighted average common shares - outstanding — basic	15,989	16,740	15,982	16,781
Weighted average common shares - outstanding — diluted	15,989	16,882	16,255	16,905